EXHIBIT 23.1

HOLBEN, BOAK, COOPER & CO.
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Certified Public Accountants           1720 S. Bellaire Street, Suite 500
Professional Corporation               Denver, Colorado 80222
                                       (303) 759-2727 Fax (303) 759-2728



November 10, 1997
Mr. Paul Siemann
President
Siemann Educational Systems, Inc. (formerly Chartwell Cable Fund, Inc.) 405 South Platte River Dr.
Denver, CO 80203

Dear Mr. Siemann,

This is to confirm that the client-auditor relationship between Siemann Educational Systems, Inc. (SES) (formerly Chartwell Cable Fund, Inc.) (Commission File Number 33-18174-D) and Holben, Boak, Cooper & Co. has ceased. We have reviewed and agree with the disclosure included in SES' Form 8-K dated November 10, 1997 which describes the termination of our relationship.

Sincerely,



/s/ HOLBEN, BOAK, COOPER & CO.
Holben, Boak, Cooper & Co.

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549